 Exhibit 10.2

AGREEMENT TO TRANSFER SPONSOR SHARES

[______], 2019

[Name of Transferee]

[Address of Transferee]

Ladies and Gentlemen:

Reference is made to that certain (i) Subscription Agreement, dated as of [_______], 2019 (the “Subscription Agreement”), by and among MTech Acquisition Corp., a Delaware corporation (the “Company”), MTech Acquisition Holdings Inc., a Delaware corporation (“Pubco”), and the undersigned (the “Transferee”), (ii) Stock Escrow Agreement, dated as of January 28, 2018 (the “Stock Escrow Agreement”), by and among the Company, MTech Sponsor LLC, a Florida limited liability company (the “Sponsor”), and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent (“Escrow Agent”), and (iii) the Letter Agreement, dated as of January 28, 2018 (the “Insider Letter”), by and among the Company, EarlyBirdCapital, Inc., as representative of the underwriters thereunder, the Sponsor and Steven Van Dyke. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Subscription Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, the Company and the Transferee hereby agree as follows:

1.	Subject to, and effective with no further action by any party hereto (except as expressly provided herein), upon the consummation of the Transaction under the Transaction Agreement, the Sponsor hereby transfers and assigns to the Transferee all of its right, title and interest in and to [_______] shares of Class B Common Stock, par value $0.0001 per share, of the Company owned by the Sponsor (such shares including without limitation any shares of Pubco Common Stock into which such shares are converted in connection with the Transaction, the “Transferred Sponsor Shares”), subject to the terms of this Agreement.

2.	The Transferee hereby acknowledges that the Transferred Sponsor Shares are being held in escrow by the Escrow Agent as Escrow Shares (as defined in the Stock Escrow Agreement) in accordance with the terms and conditions of the Stock Escrow Agreement, and agrees to accept the Transferred Sponsor Shares subject to such escrow and the related restrictions applying to such Transferred Sponsor Shares as Escrow Shares under the Stock Escrow Agreement, including without limitation Section 4.3 thereof, and the Transferee agrees to comply with such restrictions as if it were the “Founder” party thereto (with the potential release of 50% of the Escrow Shares under Section 3.2 thereof applying to 50% of the Transferred Sponsor Shares). The address for notice for the Transferee under Section 6.6 of the Stock Escrow Agreement will be the address of the Transferee set forth in Section 9(m) of the Subscription Agreement. The Transferee further acknowledges that pursuant to the Transaction Agreement, it is a condition to the consummation of the Transaction that the Stock Escrow Agreement be amended in substantially the form of Amendment to Stock Escrow Agreement attached as Exhibit G to the Transaction Agreement (the “Amendment to Stock Escrow Agreement”). The Transferee hereby agrees that notwithstanding paragraph 1 above, as a requirement and condition precedent to the Transferee receiving the Transferred Sponsor Shares under this Agreement, the Transferee must first execute and deliver to the Company, Pubco, the Sponsor and the Escrow Agent a joinder agreement in form and substance reasonably acceptable to the Company, Pubco, the Sponsor and the Escrow Agent to become bound by the terms and conditions under the Amendment to Stock Escrow Agreement that apply to the Sponsor as “Founder” thereunder as if the Transferee were the original “Founder” party thereto.

3.	The Transferee further agrees to accept the Transferred Sponsor Shares subject to any restrictions under the Insider Letter that apply to the holder of such shares after the Transaction Closing, and agrees to comply with such restrictions as if it were the “Insider” party thereto.

4.	This Agreement (and to the extent referenced or incorporated herein, the Subscription Agreement, the Stock Escrow Agreement and the Insider Letter) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

5.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors and assigns.

6.	Any notice, consent or request to be given in connection with this Agreement shall be in writing and be delivered in accordance with the requirements of Section 9(m) of the Subscription Agreement, with the address of the Sponsor for such purposes being:

Notice to the Sponsor shall be given to: MTech Sponsor LLC 10124 Foxhurst Court Orlando, Florida 32836 Attention: Scott Sozio Email: scott@vandykeholdings.com Telephone: (407) 345-8332

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Tamar Donikyan, Esq.
Email: tdonikyan@egsllp.com
Telephone: (212) 370-1300

7.	The terms of this Agreement shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Subscription Agreement.

8.	This Agreement shall terminate at such time, if any, as the Transaction Agreement or the Subscription Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no further obligations under this Agreement.

{Signature page follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

MTECH SPONSOR LLC

By:
Name:
Title:

MTECH ACQUISITION CORP.

By:
Name:	Scott Sozio
Title:	Chief Executive Officer

Accepted and agreed to as of the date first set forth above:

[NAME OF TRANSFEREE]

By:
Name:
Title:

{Signature Page to Sponsor Share Transfer Agreement}

The undersigned Escrow Agent has received a copy of this Agreement and the Subscription Agreement and acknowledges and accepts this Agreement as of the date first set forth above:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Escrow Agent

By:
Name:
Title:

{Signature Page to Sponsor Share Transfer Agreement}